As filed with the Securities and Exchange Commission on April 30, 2004
                                                       Registration No. 333-

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                          LEVEL 3 COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)

              Delaware                                            47-0210602
    (State or other jurisdiction                              (I.R.S. Employer
          of incorporation)                                  Identification No.)

                               1025 Eldorado Blvd.
                           Broomfield, Colorado 80021
                                 (720) 888-1000
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             Thomas C. Stortz, Esq.
           Executive Vice President, Chief Legal Officer and Secretary
                               1025 Eldorado Blvd.
                           Broomfield, Colorado 80021
    (720) 888-1000 (Name, address, including zip code, and telephone number, including area code, of agent for service)

     Approximate date of commencement of proposed sale to the public: From time to time, after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. XX

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

     If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box.

     The Registrant hereby amends this Registration Statement on such date or dates a may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
                                             (Cover continued on following page)

(Cover continued from previous page)



                                          CALCULATION OF REGISTRATION FEE

=================================================================================================================
                                                                  Proposed         Proposed
                                                   Amount          Maximum          Maximum         Amount of
            Title of Each Class of                  to be       Offering Price     Aggregate      Registration
          Securities to be Registered             Registered     per Share(1)   Offering Price(1)     Fee

Common Stock, par value $.01
per share                                        4,174,803     $12,691,401.12    $3.04             $1,608.00

=================================================================================================================

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based upon the sale prices of the Common Stock as reported on the Nasdaq National Market on April 29, 2004 ($3.04).

The information in this Prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                   SUBJECT TO COMPLETION, DATED APRIL 30, 2004


PROSPECTUS

                          Level 3 Communications, Inc.

                        4,174,803 Shares of Common Stock

     The stockholders of Level 3 Communications, Inc. listed on page 4 are offering and selling 4,174,803 shares of our Common Stock under this Prospectus.

     We issued these shares to the selling  stockholders  in connection with our
acquisition  of  Telverse  Communications,   Inc.  in  July  2003.  The  Selling
Stockholders are former stockholders of Telverse Communications, Inc.

     Our Common Stock is quoted on the Nasdaq National Market under the symbol "LVLT." On April 29, 2004, the closing price of the Common Stock on the Nasdaq National Market was $2.95 per share.

     The selling stockholders may offer their shares of Common Stock through public or private transactions, at prevailing market prices, or at privately negotiated prices.

     We will not receive any of the proceeds from the sale of the Common Stock. All costs, expenses and fees in connection with the registration of the Common Stock will be paid by us, except that the selling stockholders will pay their own underwriting discounts and selling commissions. See "Plan of Distribution" on page 7.

     Investing in the Common Stock involves a high degree of risk. See "Risk Factors" on page 2 for a discussion of certain matters that you should consider before buying shares of the Common Stock.


Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.



                     The date of this Prospectus is , 2004

                                TABLE OF CONTENTS

                                                                     Page

WHERE YOU CAN FIND MORE INFORMATION...................................2


RISK FACTORS..........................................................2


THE COMPANY...........................................................3


APPLICATION OF PROCEEDS...............................................3


SELLING STOCKHOLDERS..................................................4


DESCRIPTION OF OUTSTANDING CAPITAL STOCK..............................6

     Common Stock.....................................................6
     Preferred Stock..................................................6
     Anti-Takeover Provisions.........................................6

PLAN OF DISTRIBUTION..................................................7


LEGAL MATTERS.........................................................8


EXPERTS...............................................................8

                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available at the offices of the Nasdaq National Market, in Washington, D.C.

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this Prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference our documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities.

o    Annual Report on Form 10-K for the fiscal year ended December 31, 2003;

o The Amended Quarterly Reports on Form 10-Q/A-1 for the fiscal quarters ended March 31, 2003, June 30, 2003 and September 30, 2003, all filed on March 5, 2004;

o    Definitive proxy statement for the 2004 Annual Meeting of Stockholders; and

o    Registration  Statements  on Forms  8-A/A filed March 31, 1998 and June 10,
     1998.

     You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

          Senior Vice President, Investor Relations
          Level 3 Communications, Inc.
          1025 Eldorado Blvd.
          Broomfield, CO 80021
          720-888-1000

     You should rely only on the information incorporated by reference or provided in this Prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this Prospectus is accurate as of any date other than the date on the front of the document.

                                  RISK FACTORS

     Before you invest in shares of our Common Stock, you should carefully consider the risks involved. These risks include, but are not limited to, (1) the risks described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2003, which is incorporated by reference in this Prospectus, (2) any risks that may be described in any other filings we make with the SEC and
(3) the risks outlined below.

You will have no effective remedy against Arthur Andersen LLP in connection with a material misstatement or omission in any of our financial statements audited by Arthur Andersen LLP included or incorporated by reference in this prospectus

The consolidated financial statements of the Company for the year ended December 31, 2001, included in the Annual Report on Form 10-K for the year ended December 31, 2003, and incorporated by reference into this prospectus, to the extent and for the periods indicated in their report, have been audited by Arthur Andersen LLP, independent public accountants. On

August 31, 2002, Arthur Andersen LLP ceased practicing before the SEC. Arthur Andersen LLP has not consented to the incorporation by reference of their report in this prospectus and we have dispensed with the requirement to file their consent in reliance upon Rule 437a of the Securities Act. Since Arthur Andersen LLP has not consented to the incorporation by reference of their report in this prospectus, you will not be able to recover against Arthur Andersen LLP under
Section 11 of the Securities Act for any untrue statements of a material fact contained in the financial statements audited by Arthur Andersen LLP or any omissions to state a material fact required to be stated therein. In addition, even if you were able to assert such a claim, Arthur Andersen LLP may fail or otherwise have insufficient assets to satisfy claims made by investors that might arise under Federal securities laws or otherwise with respect to its audit report.

     Unless the context otherwise requires, references in this Prospectus to "we" or "us" are to Level 3 Communications, Inc., a Delaware corporation, and its subsidiaries.

                                   THE COMPANY

     We engage primarily in the communications and information services businesses. We are a facilities based provider of a broad range of integrated communications services. We have created, generally by constructing our own assets, but also through a combination of purchasing and leasing of facilities, the Level 3 network-an advanced, international, facilities based communications network. We have designed our network to provide communications services, which employ and leverage rapidly improving underlying optical and Internet Protocol technologies.

     In connection with our belief that as communications price-performance improves, communications services are direct substitutes for existing modes of information distribution, during 2002, we completed the acquisition of CorpSoft, Inc., which conducted its business under the name Corporate Software, a major distributor, marketer and reseller of business software. In addition, during 2002, we completed the acquisition of Software Spectrum, Inc., a global business-to-business software services provider. At December 31, 2002, CorpSoft, Inc. was merged with and into Software Spectrum, Inc., with Software Spectrum as the surviving entity.

     We believe that companies will, over time, seek information technology operating efficiency by purchasing software functionality and data storage as commercial services procured over broadband networks such as our network. We believe that the combination of our network infrastructure, and Software Spectrum's expertise in software lifecycle management and marketing, as well as strong customer relationships, will position us to benefit as companies change the manner in which they buy and use software capability.

     We currently offer, through our subsidiary (i)Structure, LLC, computer operations outsourcing to customers located primarily in the United States.

     We engage in coal mining through our subsidiary, KCP, Inc.

     Our principal executive offices are located at 1025 Eldorado Boulevard, Broomfield, Colorado 80021 and our telephone number is (720) 888-1000.

                             APPLICATION OF PROCEEDS

     We will not receive any of the proceeds from the sale of the shares of Common Stock by the selling stockholders.

                              SELLING STOCKHOLDERS

     We issued the shares of Common Stock to the selling stockholders in connection with our acquisition of Telverse Communications, Inc. in July 2003. We are registering the selling stockholders' shares of Common Stock in accordance with the terms of that acquisition. Our registration of the shares of Common Stock does not necessarily mean that the selling stockholders will sell all or any of the shares of Common Stock.

     The following table lists certain information concerning the selling stockholders, including the number of shares of Common Stock beneficially owned by each selling stockholder as of April 30, 2004 and the number of shares of Common Stock that each selling stockholder may sell under this Prospectus.

                                                            Shares                                      Shares
                                                         Beneficially             Shares             Beneficially
                                                        Owned Prior to            Being              Owned After
                Selling Stockholder                    Offering (1),(2)        Offered (2)           Offering (3)
MVP America LP                                             703,187               703,187                     0
Beheko Corp., LTD                                          608,946               608,946                     0
Euroqube, S.A.                                             416,188               416,188                     0
Lincoln American Investments, Inc.                         271,728               271,728                     0
Matthew T. Collier                                         254,455               254,455                     0
Leo Eric Galcher                                           249,501               249,501                     0
Robert F. Mitro                                            144,529               144,529                     0
Voracious Ventures, Inc.                                   147,880               147,880                     0
David Mitchell Hurwit                                      134,872               134,872                     0
David Arthur  Norman & Mamie Ruth Norman,  Trustees        119,898               119,898                     0
of Norman Family Revocable Trust U/A dated 8/20/87
Alan S.  Knitowski & Kelly D.  Knitowski  Trustees,         96,746                96,746                     0
Knitowski Family Trust UDT dated 8/3/2000,
Sabre Energy, Ltd.                                          85,646                85,646                     0
David R. MacKenzie                                          71,581                71,581                     0
Slocan Investments, Ltd.                                    60,338                60,338                     0
Light Speed Ventures I, L.P.                                61,541                61,541                     0
Robert & Mary  Wilmot,  Trustees  of Wilmot  Living         61,204                61,204                     0
Trust UDT dated 4/18/95
David Flanagan                                              55,074                55,074                     0
Robert Allan MacKenzie                                      48,409                48,409                     0
Calwin Investments, Ltd.                                    49,036                49,036                     0
Luan Duc Dang                                               43,161                43,161                     0
Kelly  D.  Knitowski,   Trustee  of  the  Knitowski         40,682                40,682                     0
Family Trust UDT dated 8/3/2000,
Bruce Young                                                 32,112                32,112                     0
Mike Borsetti                                               29,554                29,554                     0
David A. Norman                                             25,529                25,529                     0
Deepak & Sherry Kamlani                                     24,616                24,616                     0
Huyen Duc and Lien Trinh Luu                                24,449                24,449                     0
Maureen Bannister                                           24,616                24,616                     0
Michael and Elaine Singer                                   24,616                24,616                     0
Parimal H. Sheth                                            20,132                20,132                     0
Enzo Torresi                                                19,602                19,602                     0
Stephen   M.   Anderson,   Trustee  of  Stephen  M.         18,026                18,026                     0
Anderson Trust UDT dated 10/25/2000
Michael F. and Alexandra Sullivan                           18,431                18,431                     0
Thomas O'Connor                                             16,056                16,056                     0
Cornelius J. Starkey                                        15,198                15,198                     0
Donald L. Mackenzie                                         14,349                14,349                     0


                                       4

Daniel C. Gray                                              10,991                10,991                     0
Jeffrey Pulver                                              12,308                12,308                     0
Geon Hwan Lee                                               12,308                12,308                     0
Oliver E. Davis                                              9,634                 9,634                     0
Hang Thi Dang                                                9,400                 9,400                     0
Robert C. Hagerty                                            9,511                 9,511                     0
Alan S. Knitowski                                            7,707                 7,707                     0
Roland Oliver                                                7,707                 7,707                     0
Jana Collier                                                 6,422                 6,422                     0
WS Investment Company, LLC (2000)                            6,658                 6,658                     0
WS Investment Company, LLC (2001A)                           6,658                 6,658                     0
Sandra M.  Carroll,  Trustee  of Sandra M.  Carroll          6,071                 6,071                     0
Trust
Thomas M. McGovern                                           6,071                 6,071                     0
John Kelley                                                  4,817                 4,817                     0
Matthew T. Collier,  as custodian for James Patrick          3,211                 3,211                     0
Collier
Matthew  T.  Collier,  as  custodian  for  Jonathan          3,211                 3,211                     0
Collier
Matthew  T.  Collier,   as  custodian  for  Natalie          3,211                 3,211                     0
Collier
Matthew T. Collier, as custodian for Samuel Collier          3,211                 3,211                     0
Allwyn Sequiera                                              2,890                 2,890                     0
Bill Reddersen                                               2,890                 2,890                     0
Deepak Kamlani                                               2,890                 2,890                     0
Robert Wilmot                                                2,890                 2,890                     0
William Galcher                                              1,606                 1,606                     0
Matthew  T.  Collier,  as  custodian  for  Jennifer            642                   642                     0
Lauren Crumpler

(1) Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Each selling stockholder owns less than 1% of the total number of shares of Common Stock outstanding.

(2) Totals include shares held in escrow to satisfy potential claims for indemnification pursuant to the terms of the Agreement and Plan of Merger among Level 3 Communications, Inc., Telv Acquisition, Inc., Telverse Communications, Inc. and Alan Knitowski, as agent of the securityholders of Telverse Communications, Inc. dated as of June 26, 2003, as amended, the related Stockholder Support Agreement dated as of June 26, 2003 and the related Escrow Agreement dated as of July 21, 2003 by and among Level 3 Communications, Inc., Alan Knitowski, as agent for the securityholders of Telverse Communications, Inc. and U.S. Bank National Association as Escrow Agent.

(3) Assumes that all of the shares of Common Stock held by each selling stockholder and being offered under this Prospectus are sold, and that no selling stockholder will acquire additional shares of Common Stock before the completion of this offering.

     We may amend or supplement this Prospectus from time to time in the future to update or change this list of selling stockholders and shares which may be offered and sold.

                    DESCRIPTION OF OUTSTANDING CAPITAL STOCK

     We have summarized certain terms and provisions of our outstanding capital stock in this section. The summary is not complete. We have also filed our amended Restated Certificate of Incorporation, our By-Laws and the Certificate of Designation relating to the Series A Preferred Stock as exhibits to our Annual Report on Form 10-K. You should read our amended Restated Certificate of Incorporation and our By-Laws and the Certificate of Designation relating to the Series A Preferred Stock for additional information before you purchase any of our Common Stock.

     As of April 5, 2004, our authorized capital stock was 1,518,500,000 shares. Those shares consisted of: (a) 1,500,000,000 shares of Common Stock, par value $.01 per share; (b) 10,000,000 shares of Preferred Stock, par value $.01 per share; and (c) 8,500,000 shares of Class R Convertible Common Stock, par value $.01 per share. As of April 5, 2004, there were 678,513,787 shares of Common Stock, no shares of Preferred Stock and no shares of Class R Convertible Common Stock outstanding.

Common Stock

     Subject to the senior rights of Preferred Stock which may from time to time be outstanding, holders of Common Stock are entitled to receive dividends declared by the Board of Directors out of funds legally available for their payment. Upon dissolution and liquidation of our business, holders of Common Stock are entitled to a ratable share of our net assets remaining after payment to the holders of the Preferred Stock of the full preferential amounts they are entitled to. All outstanding shares of Common Stock are fully paid and nonassessable.

     The holders of Common Stock are entitled to one vote per share for the election of Directors and on all other matters submitted to a vote of stockholders. Holders of Common Stock are not entitled to cumulative voting for the election of Directors. They are not entitled to preemptive rights.

     The transfer agent and registrar for the Common Stock is Wells Fargo Shareowner Services.

Preferred Stock

     The Preferred Stock has priority over the Common Stock with respect to dividends and to other distributions, including the distribution of assets upon liquidation. The Board of Directors is authorized to fix and determine the terms, limitations and relative rights and preferences of the Preferred Stock, to establish series of Preferred Stock and to fix and determine the variations as among series. The Board of Directors without stockholder approval could issue Preferred Stock with voting and conversion rights which could adversely affect the voting power of the holders of Common Stock. The Board of Directors has designated 500,000 shares of Series A Junior Participating Preferred Stock ("Participating Preferred Stock"). Participating Preferred Stock will be issued in units consisting of one one-thousandth of a share (the "Units") of Participating Preferred Stock. Participating Preferred Stock is on a parity with the Common Stock with respect to dividends and to other distributions, including the distribution of assets on liquidation. Quarterly dividends per Unit equal the amount of the quarterly dividend paid per share of Common Stock, when, as and if declared by the Board of Directors. The holders of Units are entitled to one vote per Unit, voting together with the Common Stock on all matters submitted to the stockholders. As of the date of this Prospectus, there are no outstanding shares of Preferred Stock.

Anti-Takeover Provisions

     We currently have provisions in our amended Restated Certificate of Incorporation and By-Laws that could have an "anti-takeover" effect. The provisions in the amended Restated Certificate of Incorporation include:

o    a classified Board of Directors;

o    a prohibition on our stockholders taking action by written consent;

o the requirement that special meetings of stockholders be called only by the Board of Directors or the Chairman of the Board; and

o the requirement of the affirmative vote of at least 66-2/3% of our outstanding shares of stock entitled to vote thereon to adopt, repeal, alter, amend or rescind our By-Laws.

     The By-Laws contain specific procedural requirements for the nomination of directors and the introduction of business by a stockholder of record at an annual meeting of stockholders where such business is not specified in the notice of meeting or brought by or at the discretion of the Board of Directors. In addition to these provisions, the Board of Directors has adopted a stockholder's rights plan, under which rights were distributed in a dividend. These rights entitle the holder to acquire Units of Participating Preferred Stock, which is exercisable upon the occurrence of certain events, including the acquisition by a person or group of a specified percentage of the Common Stock.

                              PLAN OF DISTRIBUTION

     Except as set forth below, the selling stockholders may sell the securities offered by this Prospectus, upon compliance with applicable "Blue Sky" law, from time to time only as follows (if at all). Such securities may be sold from time to time directly by the selling stockholders, or alternatively, through underwriters, broker-dealers or agents. If the securities are sold through underwriters or broker-dealers, the selling stockholder will be responsible for underwriting discounts or commissions or agent's commissions. Such securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. Such sales may be effected in transactions (which may involve crosses or block transactions):

o on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

o    in the over-the-counter market;

o in transactions otherwise than on such exchanges or services or in the over-the-counter market; or

o    through the writing of options.

     In connection with sales of the securities or otherwise, the selling stockholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the securities and deliver securities to close out such short positions, or loan or pledge securities to broker-dealers that in turn may sell such securities.

     In no event will such method(s) of distribution take the form of an underwritten offering of the securities without the prior agreement of the Company.

     In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), may be sold under Rule 144 rather than pursuant to this Prospectus.

     The selling stockholders and any underwriters, dealers or agents that participate in the distribution of securities offered by this Prospectus may be deemed to be underwriters, and any profit on the sale of such securities by them and any discounts, commissions or concessions received by any such underwriters, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. At the time a particular underwritten offer of securities is made, to the extent required, a supplement to this Prospectus will be distributed which will set forth the aggregate amount of securities being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, and discounts, commissions and other items constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

     Pursuant to the terms of the Agreement and Plan of Merger among Level 3 Communications, Inc., Telv Acquisition, Inc., Telverse Communications, Inc. and Alan Knitowski, as agent of the Securityholders of Telverse Communications, Inc. dated as of June 26, 2003, as amended, and the related Stockholder Support Agreement dated as of June 26, 2003, we have agreed to pay all expenses incident to the offering and sale of the shares of Common Stock except for any commissions and discounts as described above. We have agreed to indemnify the selling stockholders and each underwriter, if any, and person controlling any underwriter, against certain liabilities, including liabilities under the Securities Act.

                                  LEGAL MATTERS

     Neil J. Eckstein, our Senior Vice President, will issue an opinion for us about the legality of the offered shares of Common Stock.

                                     EXPERTS

     The consolidated financial statements of Level 3 Communications, Inc. and subsidiaries as of December 31, 2003 and 2002, and for each of the years then ended, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     The report of KPMG LLP covering the December 31, 2003 and 2002 consolidated financial statements, incorporated by reference herein, refers to a change in the method of accounting for goodwill effective January 1, 2002, upon adoption of Statement of Financial Accounting Standards No. 142, and a change in the method of accounting for asset retirement obligations on January 1, 2003, upon adoption of Statement of Financial Accounting Standards No. 143. The report of KPMG LLP also refers to their audit of the disclosures added to revise the 2001 consolidated financial statements, as more fully described in Notes 1 and 11 to the consolidated financial statements. However, KPMG LLP was not engaged to audit, review, or apply any procedures to the 2001 consolidated financial statements other than with respect to such disclosures.

     The consolidated financial statements of Level 3 Communications, Inc. and its subsidiaries for the year ended December 31, 2001, incorporated by reference herein have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto. On August 31, 2002, Arthur Andersen ceased practicing before the SEC. See "Risk Factors - You may have no effective remedy against Arthur Andersen LLP in connection with a material misstatement or omission in any of Level 3 Communications, Inc.'s financial statements audited by Arthur Andersen LLP incorporated by reference in this prospectus."

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.   Other Expenses of Issuance and Distribution.

     The estimated expenses, other than underwriting discounts and commissions, in connection with the offering of the Securities are as follows:

     Securities Act Registration Fee........................      1,608.00
     Printing and Engraving Expenses........................      1,000.00*
     Legal Fees and Expenses................................      5,000.00*
     Accounting Fees and Expenses...........................      5,000.00*
     Miscellaneous..........................................      2,392.00*
          Total.............................................     15,000.00*

*  Estimated and subject to future contingencies.

     All costs, expenses and fees in connection with the registration of the Common Stock will be paid by us, except that the selling stockholders will pay their own underwriting discounts and selling commissions.

ITEM 15.   Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may, in advance of the final action of any civil, criminal, administrative or investigative action, suit or proceeding, pay the expenses (including attorneys' fees) incurred by any officer, director, employee or agent in defending such action, provided that the director or officer undertakes to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. A corporation may indemnify such person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys' fees) which he or she actually and reasonably incurred in connection therewith. The indemnification provided is not deemed to be exclusive of any other rights to which an officer or director may be entitled under any corporation's by-law, agreement, vote or otherwise.

     In accordance with Section 145 of the DGCL, Article XI of the Restated Certificate of Incorporation (the "Certificate") of Level 3 Communications, Inc. (the "Company") and the Company's By-Laws (the "By-Laws") provide that the Company shall indemnify each person who is or was a director, officer or employee of the

Company (including the heirs, executors, administrators or estate of such person) or is or was serving at the request of the Company as director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted under subsections 145(a), (b), and
(c) of the DGCL or any successor statute. The indemnification provided by the Certificate and the By-Laws shall not be deemed exclusive of any other rights to which any of those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. Expenses (including attorneys' fees) incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company. The Certificate further provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

     The By-Laws provide that the Company may purchase and maintain insurance on behalf of its directors, officers, employees and agents against any liabilities asserted against such persons arising out of such capacities.


ITEM 16.   Exhibits.

4.1 Restated Certificate of Incorporation dated March 31, 1998 (Exhibit 1 to Registrant's Form 8-A filed on April 1,1998).

4.2 Certificate of Amendment of Restated Certificate of Incorporation of Level 3 Communications, Inc. (Exhibit 3.1 to the Registrant's Current Report on Form 8-K dated June 3, 1999).

4.3 Specimen Stock Certificate of Common Stock, par value $.01 per share (Exhibit 3 to the Registrant's Form 8-A filed on March 31, 1998).

4.4 Amended and Restated By-laws as of May 23, 2001 (Exhibit 3 to Registrant's Current Report on Form 8-K filed on November 7, 2003).

5    Opinion of Neil J. Eckstein (to be filed by amendment)

23.1 Consent of KPMG LLP

23.2 Information Relating to Arthur Andersen LLP

23.3 Consent of Neil J. Eckstein (included in Exhibit 5)(to be filed by amendment)

24   Power of Attorney (included on the signature page hereto)

ITEM 17.   Undertakings.

     The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii)To  include  any  material   information   with  respect  to  the  plan  of
     distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

     provided, however, that subparagraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in registration statements on Form S-3 or Form S-8 and the periodic reports filed by the Registrant pursuant to Section 13 or
     Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 of this registration statement, or otherwise (other than insurance), the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person, in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in Broomfield, Colorado, on April 30, 2004.


                                            LEVEL 3 COMMUNICATIONS, INC.



                                            By:        /s/ James Q. Crowe
                                               Name:       James Q. Crowe
                                             Title:      Chief Executive Officer



                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitute and appoint Thomas C. Stortz and Neil J. Eckstein, as his true and lawful attorney-in-fact and agent for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, (i) any and all pre-effective and post-effective amendments to this registration statement, (ii) any registration statement relating to this offering that is to be effective upon filing pursuant to rule 462(b) under the Securities Act of 1933, as amended, (iii) any exhibits to any such registration statement or pre-effective or post-effective amendments, (iv) any and all applications and other documents in connection with any such registration statement or pre-effective or post-effective amendments, and generally to do all things and perform any and all acts and things whatsoever requisite and necessary or desirable to enable Level 3 Communications, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name                                            Title                                   Date

/s/ Walter Scott Jr.                    Chairman  of the Board                      April 30, 2004
Walter Scott, Jr.

/s/ James Q. Crowe                      Chief Executive Officer and                 April 30, 2004
James Q. Crowe                          Director

/s/ Charles C. Miller, III              Vice Chairman and                           April 30, 2004
Charles C. Miller, III                  Executive Vice President

/s/ Sunit S. Patel                      Group Vice President                        April 30, 2004
Sunit S. Patel                          and Chief Financial Officer
                                        (Principal Financial Officer)

/s/ Eric J. Mortensen                   Sr. Vice President and Controller           April 30, 2004
Eric J. Mortensen                       (Principal Accounting Officer)

                                      II-4

/s/ Mogens C. Bay                       Director                                    April 30, 2004
Mogens C. Bay

/s/ Richard R. Jaros                    Director                                    April 30, 2004
Richard R. Jaros

/s/ Robert E. Julian                    Director                                    April 30, 2004
Robert E. Julian

/s/ David C. McCourt                    Director                                    April 30, 2004
David C. McCourt

/s/ Arun Netravali                      Director                                    April 30, 2004
Arun Netravali

/s/ John T. Reed                        Director                                    April 30, 2004
John T. Reed

/s/ Colin V.K. Williams                 Director                                     April 30, 2004
Colin V.K. Williams

/s/ Michael Yanney                      Director                                    April 30, 2004
Michael Yanney

                                      II-5